UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 3, 2006

                                 FTS GROUP, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                     000-24829               84-1416864
  ---------------------------        ---------------         ---------------
 (State or other jurisdiction       (Commission File        (IRS Employer of
        incorporation)                  Number)            Identification No.)



      7610 West Hillsborough Ave., Tampa, Florida                33615
      -------------------------------------------              --------
       (Address of principal executive offices)               (Zip Code)


                                 (813) 868-3600
                          -----------------------------
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

On January 3, 2006 we acquired See World Satellites, Inc., a Pennsylvania corporation. We paid $500,000 at the closing of the transaction on January 3, 2006. We agreed to pay an additional $500,000 when all material contracts held by See World were executed, amended or modified to acknowledge our acquisition of See World and/or to make us a party to each agreement such that we had full benefit of the agreements. The material agreements, such as the contract with Echo Star, have been executed and became effective as of September 1, 2006. As of September 28, 2006, we have paid Mr. Miller the second $500,000 payment as required by our agreements.

At closing, we issued to Mr. Miller a two year secured promissory note in the sum of $3,500,000. The Note does not pay interest. As of September 28, 2006, we have paid $500,000 pursuant to the terms of the Note as follows: $250,000 was paid to Mr. Miller in April 2006 and $250,000 was paid to Mr. Miller in July 2006. We are scheduled to make 6 more quarterly payments of $250,000 to Mr. Miller as follows: $250,000 in October 2006, $1,250,000 in January 2007, $250,000 in April 2007, $250,000 in July 2007, $250,000 in October 2007 and
$750,000 in January 2008. The Note is secured against the assets of See World.

The net amount of certain cash and liabilities on hand as of December 31, 2005, including cash in the amount of $635,002, accounts receivable in the amount of $85,758 and the prior owner of See World to retain all liabilities in the amount of $201,962. The total purchase price amounted to $6,018,798. Pursuant to the Agreement, which became effective January 3, 2006, See World became a subsidiary of the Registrant.

In March 2006, we issued Mr. Miller 1,000,000 shares of our Series B Convertible preferred stock after the 2004 and 2005 audited financial statements of See World Satellites, Inc. were completed.

The description of the transaction contained herein is qualified in its entirety by reference to the Promissory Note dated January 3, 2006, the Stock Purchase Agreement between the Company and Richard E. Miller dated January 3, 2006 and the Stock Escrow Agreement among the Company, Richard E. Miller and Lambert & Martineau dated January 3, 2006. Each of these documents is filed as an Exhibit to the Form 8-K filed on January 9, 2006 and incorporated herein by reference.

a. Historical Financial Statements of Business Acquired (See World Satellites, Inc.) for 2005 and 2004.

b. Proforma Financial Information
    1.  Proforma Consolidated Balance Sheet - December 31, 2005
    2. Proforma Consolidated Statement of Operations - Year ended December 31, 2005
    3. Proforma Consolidated Statement of Operations - Year ended December 31, 2004
    4.  Note to Unaudited Proforma Consolidated Financial Statements

                           SEE WORLD SATELLITES, INC.

                                      Index

Report of Independent Registered Public Accounting Firm

Financial Statements:

      Balance Sheets - December 31, 2005 and 2004

      Statements of Operations -Years ended December 31, 2005 and 2004

      Statements of Stockholder's Equity - Years ended December 31, 2005 and
      2004

      Statements of Cash Flows - Years ended December 31, 2005 and 2004

Notes to audited Financial Statements

Proforma Financial Information:

Proforma Consolidated Balance Sheet - December 31, 2005

Proforma Consolidated Statement of Operations - Year ended December 31, 2005

Proforma Consolidated Statement of Operations - Year ended December 31, 2004

Note to Unaudited Proforma Consolidated Financial Statements

R. E. Bassie & Co.
Certified Public Accountants
6671 Southwest Freeway, Suite 550
Houston, Texas 77074-2220
Tel: (713) 272-8500
E-Mail: Rebassie@aol.com

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
See World Satellites, Inc.:

We have audited the accompanying balance sheets of See World Satellites, Inc. as of December 31, 2005 and 2004, and related statements of operations, stockholder's equity, and cash flows for each of the years in the two-year period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of See World Satellites, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.


/s/ R.E Bassie & Co.
Houston, Texas
January 13, 2006

                           SEE WORLD SATELLITES, INC.
                                 Balance Sheets
                            December 31,2005 and 2004

                                 Assets                      2005        2004
                                                          ----------  ----------

Current assets:
      Cash and cash equivalents                           $  635,002  $  501,771
      Accounts receivable                                     85,758     127,628
      Receivable from shareholder                                 --      61,111
      Prepaid expenses                                        41,306      29,163
      Inventory                                              144,544      39,588
                                                          ----------  ----------
          Total current assets                               906,610     759,261
                                                          ----------  ----------

Property and equipment                                       357,721     353,024
      Less accumulated depreciation and amortization         221,267     178,213
                                                          ----------  ----------
          Net property and equipment                         136,454     174,811

                                                          ----------  ----------
          Total assets                                    $1,043,064  $  934,072
                                                          ==========  ==========

                  Liabilities and Stockholder's Equity

Liabilities:
      Accounts payable and accrued expenses               $   96,662  $  400,313
      Accrued salaries and related liabilities                84,653      35,834
      Current installments of long-term debt                  16,561      21,068
                                                          ----------  ----------
              Total current liabilities                      197,876     457,215
Long-term debt, less current installments                      4,086      20,647
                                                          ----------  ----------
              Total liabilities                              201,962     477,862
                                                          ----------  ----------

Stockholder's equity:
      Common stock, $0.0 par value. Authorized 10,000
          shares: 10,000 shares issued and outstanding         1,000       1,000
      Retained earnings                                      840,102     455,210
                                                          ----------  ----------
              Total stockholder's equity                     841,102     456,210

Commitments and contingencies

                                                          ----------  ----------
              Total liabilities and stockholder's equity  $1,043,064  $  934,072
                                                          ==========  ==========

See accompanying notes to financial statements.

                            SEE WORLD SATELLITES,INC.
                            Statements of Operations
                     Years ended December 31, 2005 and 2004

                                                         2005           2004
                                                     -----------    -----------

Sales revenue                                        $ 5,038,676    $ 4,248,285

Cost and expenses:
     Cost of sales                                       803,106      1,131,003
     Selling, general and administrative               3,305,280      2,708,031
                                                     -----------    -----------
        Total cost and expenses                        4,108,386      3,839,034
                                                     -----------    -----------

        Operating income                                 930,290        409,251

Other income (expenses):
     Interest income                                      13,805          2,783
     Interest expense                                     (4,825)        (7,354)
     Other income                                            605            682
     Loss on disposal of assets                          (17,794)       (15,485)
                                                     -----------    -----------
        Total income (expenses)                           (8,209)       (19,374)
                                                     -----------    -----------

        Net earnings                                 $   922,081    $   389,877
                                                     ===========    ===========

Net earnings per common share - basic and diluted:

      Net earnings applicable to common shareholder  $     92.21    $     38.99
                                                     ===========    ===========

Weighted average common shares - basic and diluted        10,000         10,000
                                                     ===========    ===========

See accompanying notes to financial statements.

                           SEE WORLD SATELLITES, INC.
                       Statements of Stockholder's Equity
                     Years ended December 31, 2005 and 2004

                                                          Additional                      Total
                                    Common Stock            paid in       Retained     stockholder's
                                 shares       amount        capital       earnings        equity
                               ---------     ---------     ---------     ---------      ---------
Balance, December 31, 2003        10,000     $   1,000     $      --     $ 538,013      $ 539,013

     Net earnings                     --            --            --       389,877        389,877

     Owner's withdrawals              --            --            --      (472,680)      (472,680)

                               ---------     ---------     ---------     ---------      ---------
Balance, December 31, 2004        10,000         1,000            --       455,210        456,210

     Net earnings                     --            --            --       922,081        922,081

     Owner's withdrawals              --            --            --      (537,189)      (537,189)

                               ---------     ---------     ---------     ---------      ---------
Balance, December 31, 2005        10,000     $   1,000     $      --     $ 840,102      $ 841,102
                               =========     =========     =========     =========      =========

See accompanying notes to financial statements.

                            SEE WORLD SATELLITES,INC.
                            Statements of Cash Flows
                     Years ended December 31, 2005 and 2004

                                                                             2005           2004
                                                                          ---------      ---------
Cash flows from operating activities:
    Net earnings                                                          $ 922,081      $ 389,877
    Adjustments to reconcile net earnings to net cash
       provided by operating activities:
          Depreciation and amortization                                      74,966         63,973
          Loss on disposal of equipment                                      17,794         15,485
          (Increase) decrease in operating assets:
              Accounts receivable                                            41,870        (29,963)
              Inventory                                                    (104,956)        (1,608)
              Prepaid expenses                                              (12,143)       (11,017)
          Increase (decrease) in operating liabilities:
              Accounts payable and accrued expenses                        (303,651)       238,956
              Accrued salaries and related liabilities                       48,819         15,139
                                                                          ---------      ---------
                  Net cash provided by operating activities                 684,780        680,842
                                                                          ---------      ---------

Cash flows from investing activities
    Capital expenditure for equipment                                       (54,403)       (69,527)
    Receivable from shareholder                                              61,111             --
                                                                          ---------      ---------
                  Net cash provided by (used in) investing activities         6,708        (69,527)
                                                                          ---------      ---------

Cash flows from financing activities:
    Principal payments on long-term debt                                    (21,068)       (37,363)
    Shareholder's withdrawals                                              (537,189)      (472,680)
                                                                          ---------      ---------
                  Net cash used in financing activities                    (558,257)      (510,043)
                                                                          ---------      ---------

                  Net increase in cash and cash equivalents                 133,231        101,272

Cash and cash equivalents at beginning of year                              501,771        400,499
                                                                          ---------      ---------
Cash and cash equivalents at end of year                                  $ 635,002      $ 501,771
                                                                          =========      =========

                           See World Satellites, Inc.
                      Notes to audited financial statements

(1)   Summary of Significant Accounting Policies

      Organization, Ownership and Business

      See World Satellites, Inc. (the "Company") was incorporated under the laws of the State of Pennsylvania in 1998. The Company primary services include the installation of television satellite disk systems as an independent contractor for DISH Network Services Corporation and as an authorized retailer for marketing, promotion and solicitation of orders for programming with EchoStar Satellite L.L.C., an affiliate of DISH Network Services Corporation.

      Cash and Cash Equivalents

      For purposes of the statement of cash flows, the Company considers all highly liquid investment instruments purchased with original maturities of three months or less to be cash equivalents.

      Accounts Receivable

      Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

      Inventory

      Inventory consists of various components of satellite disks, mainly receivers, is stated at the lower of cost, or market on a first-in, first-out basis.

      Property, Equipment and Depreciation

      Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (3-5 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

      Revenue Recognition

      The Company recognizes revenue when the installation of the products is complete or completion of services provided.

      Advertising Costs

      The cost of advertising is expensed as incurred.

      Income Taxes

      The Companies have elected to be treated as S corporation for federal income tax purposes. Accordingly, the earnings and losses of the Companies are included in the personal income tax return of the stockholder, who is taxed depending on his personal tax strategies.

      Management's Estimates and Assumptions

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

      Stock-based Compensation

      The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations and to elect the disclosure option of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the quoted market price of the

      Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. No stock was issued during the years ended December 31, 2005 and 2004.

      Fair Value of Financial Instruments

      The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the Company estimates of fair value are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumption and/or estimation methodologies may have a material effect on the estimated fair value amounts. The interest rates payable by the Company on its notes payable approximate market rates. The Company believes that the fair value of its financial instruments comprising accounts receivable, notes receivable, accounts payable, and notes payable approximate their carrying amounts.

      New Pronouncements

      In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Internal Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will adopt SFAS No. 154 on January 1, 2006. Any impact on the Company's consolidated results of operations and earnings per share will be dependent on the amount of any accounting changes or corrections of errors whenever recognized.

      In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.

      The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

      In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for
      (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

      In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, "Inventory Costs-- an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company.

(2)   Property and Equipment

      A summary of property and equipment is as follows:

                                                           2005         2004
                                                        ---------     ---------

Vehicles                                                $ 287,728     $ 289,391
Equipment                                                  61,052        54,692
Leasehold improvements                                      8,941         8,941
                                                        ---------     ---------
                                                          357,721       353,024
Less:  Accumulated depreciation and amortization         (221,267)     (178,213)
                                                        ---------     ---------
                                                        $ 136,454     $ 174,811
                                                        =========     =========

(3)   Long-term Debt

      Long-term debt at December 31, 2005 and 2004 consisted of the following:

                                                          2005           2004
                                                        ---------     ---------
Note payable to a bank, due in monthly installments of  $   6,891     $  10,307
     $334, including interest at 6.74%, through November 2007, secured by vehicle

Note payable to a bank, due in monthly installments of
     $436, including interest at 8.75%, through
     December 2006, secured by vehicle                      4,990         9,566

Note payable to a finance company, due in monthly
     installments of $411, including interest at 10%,
     through April 2007, secured in vehicle                 6,134        10,228

Note payable to a finance company, due in monthly
     installments of $375, including interest at 8.75%,
     through July 2006, secured by vehicle                  2,197         6,313

Note payable to a finance company, due in monthly
     installments of $429, including interest at 8.99%,
     through February 2006, secured by vehicle                435         5,301
Total long-term debt                                       20,647        41,715
Less current installments                                  16,561        21,068
                                                        ---------     ---------
Long-term debt, less current installments               $   4,086     $  20,647
                                                        =========     =========

Principal repayment provisions of long-term debt are as follows at December 31, 2005:

2006                                                                  $  16,561
2007                                                                     4,086
                               Total                                  $  20,647
                                                                      =========

(4)   Advertising Costs

      During the years ended December 31, 2005 and 2004, the Company incurred advertising costs in the amount of $262,911 and $219,040, respectively.

(5)   Lease Agreement

      The Company leases office space under a noncancellable-operating lease which expires in December 2008. Future minimum lease payments under the operating lease are as follows:

Year
December 31,                                 Amount
------------------------------------------- --------

2006                                        $ 30,000
2007                                          30,000
2008                                          30,000
                                            --------
                                            $ 90,000
                                            ========

      For the years ended December 31, 2005 and 2004, the Company incurred rent expenses in the amount of $30,153 and $31,958, respectively.

(6)   Concentration of Credit Risk

      Financial instruments that potentially subject the Companies to credit risk are primarily accounts receivable - trade. The Companies grant credit primarily to two customers throughout the United States. Generally, the Companies do not require collateral or other security to support customer receivables. For the year ended December 31, 2005, two customers made up 94% of total sales revenue.

      The Company maintains its cash with a major domestic bank in amounts, which exceed the insured limit of $100,000 from time to time. The terms of these deposits are on demand to minimize risk. The Company has not incurred losses related to these deposits.

(7)   Subsequent Event

      Stock Purchase and Exchange Agreement

      Effective January 3, 2006, FTS Group, Inc. (a publicly traded company) acquired 100% of the outstanding capital stock of See World Satellites, Inc.

(8)   Contingencies

      The contract agreement with the Company and DISH Network Service Corporation expired effective December 31, 2005. This contract provided the Company with 42.2% of its revenues for the year ended December 31, 2005. The Company is currently negotiating a renewal of the contract.

                           SEE WORLD SATELLETES, INC.
                UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS

Effective January 3, 2006, FTS Group, Inc. ("the Company") acquired 100% of the capital stock of See World Satellites, Inc. ("See World"), for consideration, providing for (i) $1,000,000 in cash to the shareholder of See World, (ii) a promissory note in the amount of $3,500,000, and (iii) $1,000,000 in convertible preferred stock of the Company. Pursuant to the Agreement, which became effective January 3, 2006, See World will become a subsidiary of the Registrant. The acquisition was accounted for using the purchase method of accounting.

The following unaudited proforma consolidated statements of operations for the year ended December 31, 2005 and for the year ended December 31, 2004, assumes the acquisition of See World had occurred on January 1, 2004 and includes the historical unaudited consolidated statements of operations for the Registrant for the year ended December 31, 2005 and year ended December 31, 2004, adjusted for the proforma effects of the acquisition.

The unaudited proforma consolidated statements are not necessarily indicative of the results of operations that would actually have occurred if the transactions had been consummated as of January 1, 2004. These statements should be read in conjunction with the historical financial statements and related notes thereto of the Registrant, in its annual report on Form 10-KSB and See World's financial statements included herein.

                                 FTS GROUP, INC.
                  Unaudited Proforma Consolidated Balance Sheet
                               December 31, 2005

                                                                                        See World
                                                                       FTS Group        Satellites,     Proforma         Proforma
                             Assets                                       Inc.             Inc.        Adjustments     Consolidated
                                                                      ------------     ------------    ------------    ------------
Current assets:
     Cash                                                             $    243,079    $    635,002     $               $    878,081
     Restricted cash                                                       560,000              --   B     (500,000)        500,000
                                                                                                     F      440,000
     Accounts receivable, net                                               12,201          85,758                           97,959
     Inventories                                                            33,180         144,544                          177,724
     Prepaid expenses and other current asset                              474,683          41,306   F     (440,000)         75,989
                                                                      ------------     ------------                    ------------
            Total current assets                                         1,323,143         906,610                        1,729,753
                                                                      ------------     ------------                    ------------

Property and equipment, net                                                208,210         136,454                          344,664

Investment in consolidated subsidiary                                           --              --   A    6,018,798              --
                                                                                                     E   (6,018,798)
Excess of cost over the net assets of businesses acquired                       --              --   C    5,177,696       5,177,696
Unamortized discount on convertible debt                                   380,690              --                          380,690
Unamortized debt issuance costs                                             46,313              --                           46,313
Other assets                                                                16,139              --                           16,139
                                                                      ------------     ------------    ------------    ------------
            Total assets                                              $  1,974,495    $  1,043,064     $  4,677,696    $  7,695,255
                                                                      ============    ============     ============    ============

              Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                                 468,185          96,662                          564,847
     Accrued salaries and related liabilities                                   --          84,653                           84,653
     Short-term notes payable to related parties                            80,850              --                           80,850
     Net amount due to prior owner of See World                                 --              --   B    1,018,798       1,018,798
     Current installments of long-term note payable to related party            --              --   B      750,000         750,000
     Current installments of long-term debt                                     --          16,561                           16,561
                                                                      ------------     ------------                    ------------
            Total current liabilities                                      549,035         197,876                        2,515,709
Convertible notes                                                        1,213,049              --                        1,213,049
Long-term note payable to related party, less current installments              --              --        2,750,000       2,750,000
Long-term debt                                                                  --           4,086                            4,086
                                                                      ------------     ------------                    ------------
            Total liabilities                                            1,762,084         201,962                        6,482,844
                                                                      ------------     ------------                    ------------

Stockholders' equity:
     Preferred stock                                                            --              --   B       10,000          10,000
     Common stock                                                          102,099           1,000   E       (1,000)        102,099
     Additional paid-in capital                                         10,416,074              --   D      840,102      11,406,074
                                                                                                     C    5,177,696
                                                                                                     E   (6,017,798)
                                                                                                     B      990,000

     Accumulated deficit                                               (10,305,762)        840,102   D     (840,102)    (10,305,762)
                                                                      ------------     ------------    ------------    ------------
            Total stockholders' equity                                     212,411         841,102                        1,212,411
                                                                      ------------     ------------    ------------    ------------
            Total liabilities and stockholders' equity                $  1,974,495    $  1,043,064     $  4,677,696    $  7,695,255
                                                                      ============    ============     ============    ============

See accompanying notes to unaudited proforma consolidated financial statements.

                                 FTS GROUP, INC.
             Unaudited Proforma Consolidated Statement of Operations
                          Year ended December 31, 2005

                                                                    See World
                                                    FTS Group      Satellites,    Proforma        Proforma
                                                       Inc.           Inc.       Adjustments    Consolidated
                                                   ------------   ------------   ------------   ------------
 Revenues                                          $  1,310,731   $  5,038,676 $                $  6,349,407

 Costs and expenses:
      Cost of sales                                   1,110,645        803,106                     1,913,751
      Selling, general and administrative             1,767,563      3,305,280                     5,072,843
                                                   ------------   ------------   ------------   ------------
          Total costs and expenses                    2,878,208      4,108,386              -      6,986,594
                                                   ------------   ------------   ------------   ------------

          Operating income (loss)                    (1,567,477)       930,290              -       (637,187)

 Other income (expenses):
      Interest income                                         -         13,805                        13,805
      Unrealized loss on investments                     (7,500)             -                        (7,500)
      Interest expense                                 (422,259)        (4,825)                     (427,084)
      Loss on disposition of assets                           -        (17,794)                      (17,794)
      Other income                                            -            605                           605
                                                   ------------   ------------   ------------   ------------
          Total other income (expenses)               (429,759)         (8,209)             -       (437,968)
                                                   ------------   ------------   ------------   ------------

          Net earnings (loss) before income taxes    (1,997,236)       922,081              -     (1,075,155)

 Provision for income taxes                                   -              -              -              -
                                                   ------------   ------------   ------------   ------------
          Net earnings (loss) from operations      $ (1,997,236)  $    922,081   $          -   $ (1,075,155)
                                                   ============   ============   ============   ============

  Net loss applicable to common shareholders:
          Basic                                                                                 $      (0.02)
                                                                                                ============
          Diluted                                                                               $      (0.01)
                                                                                                ============

  Weighted average common shares:
          Basic                                                                               G   55,986,790
                                                                                                ============
          Diluted                                                                             H   80,986,790
                                                                                                ============

See accompanying notes to unaudited proforma consolidated financial statements.

                                 FTS GROUP, INC.
             Unaudited Proforma Consolidated Statement of Operations
                          Year ended December 31, 2004

                                                                    See World
                                                    FTS Group      Satellites,    Proforma        Proforma
                                                       Inc.           Inc.       Adjustments    Consolidated
                                                   ------------   ------------   ------------   ------------
 Revenues                                          $    712,282   $  4,248,285   $              $  4,960,567

 Costs and expenses:
      Cost of sales                                     521,660      1,131,003                     1,652,663
      Selling, general and administrative             2,191,837      2,708,031                     4,899,868
      Impairment of long-lived assets                   107,000              -                       107,000
                                                   ------------   ------------   ------------   ------------
          Total costs and expenses                    2,820,497      3,839,034              -      6,659,531
                                                   ------------   ------------   ------------   ------------

          Operating income (loss)                    (2,108,215)       409,251              -     (1,698,964)

 Other income (expenses):
      Interest income                                         -          2,783                         2,783
      Unrealized loss on investments                     (7,500)             -                        (7,500)
      Interest expense                                 (212,638)        (7,354)                     (219,992)
      Loss on disposition of assets                           -        (15,485)                      (15,485)
      Other income                                            -            682                           682
                                                   ------------   ------------   ------------   ------------
          Total other income                           (220,138)       (19,374)             -       (239,512)
                                                   ------------   ------------   ------------   ------------

          Net earnings (loss) before income taxes    (2,328,353)       389,877              -     (1,938,476)

 Provision for income taxes                                   -              -              -              -
                                                   ------------   ------------   ------------   ------------
          Net earnings (loss) from operations      $ (2,328,353)  $    389,877  $           -   $ (1,938,476)
                                                   ============   ============   ============   ============

  Net loss applicable to common shareholders:
          Basic                                                                                 $      (0.07)
                                                                                                ============
          Diluted                                                                               $      (0.04)
                                                                                                ============

  Weighted average common shares:
          Basic                                                                               G   27,459,250
                                                                                                ============
          Diluted                                                                             H   52,459,250
                                                                                                ============

See accompanying notes to unaudited proforma consolidated financial statements.

          Notes to Unaudited Proforma Consolidated Financial Statements

(1)   Basis of Presentation

      The unaudited Proforma Consolidated Statement of Operations for the year ended December 31, 2005, includes the audited historical results of operations for FTS Group, Inc. and See World Satellites, Inc. ("See World") for the year ended December 31, 2005, adjusted for the proforma effects of the acquisition assuming the acquisition occurred on January 1, 2004.

      The unaudited Proforma Consolidated Statement of Operations for the year ended December 31, 2004, includes the audited historical results of operations of the Company and See World, and adjusted for the proforma effects of the acquisition assuming the acquisition occurred on January 1, 2004.

      The unaudited Proforma Balance Sheet at December 31, 2005, includes the audited balance sheets of the Company and See World as of December 31, 2005, assuming the acquisition occurred on December 31, 2005, adjusted for the proforma effects of the acquisition.

      The capital accounts of the Company have been adjusted as of December 31, 2005 to report the effects of the acquisition, assuming the acquisition occurred on December 31, 2005. The following proforma adjustments are necessary to record the acquisition:

      A. To record on the books of the parent company (FTS Group, Inc.) the investment in See World.

      B. To record on the books of the parent company the disbursement of cash ($500,000), the establishment on long-term note payable to related party (prior owner of See World) ($3,500,000), issuance of $1,000,000 of convertible preferred stock, and recording of a current liability for the remaining cash payment of $500,000 and net cash, accounts receivable and liabilities retained by prior owner of See World in the amount of $518,798.

      C. To record goodwill on the books of See World for the excess of the purchase price over the net assets of the business acquired (See World).

      D. To record on the books of See World the transfer of ending retained earnings at December 31, 2005 to additional paid-in capital.

      E. To record, for consolidation purposes, the elimination of the investment on consolidated subsidiary and related capital accounts of See World.

      F. To record the receipt of the remaining cash from the borrower in the first week in January 2006.

      G. Basic number of shares outstanding represents the weighted average number of common shares outstanding for the years ended December 31, 2005 and 2004.

      H. Diluted number of shares outstanding represents the weighted average number of common shares outstanding for the years ended December 31, 2005 and 2004, plus 25,000,000 shares each year to account for the conversion of the Series B Convertible Preferred Stock issued to the prior owner of See World.

(b) Exhibits

Exhibit Number Description

10.1 Promissory Note between the Company and Richard E. Miller dated January 3, 2006 (included as Exhibit 10.1 to the Form 8-K filed on January 9, 2006 and incorporated herein by reference).

10.2 Stock Purchase Agreement between the Company and Richard E. Miller dated January 3, 2006 (included as Exhibit 10.2 to the Form 8-K filed on January 9, 2006 and incorporated herein by reference).

10.3 Stock Escrow Agreement among the Company, Richard E. Miller and Lambert & Martineau dated January 3, 2006 (included as Exhibit 10.3 to the Form 8-K filed on January 9, 2006 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS GROUP, INC.
-----------------
Registrant


Date: September 28, 2006                             By: /s/ Scott Gallagher
                                                         -----------------------
                                                         Scott Gallagher
                                                         Chief Executive Officer